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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of Datascope Corp. and management's report on the effectiveness of internal control over financial reporting dated September 13, 2005, appearing in the Annual Report on Form 10-K of Datascope Corp. for the year ended June 30, 2005.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
January 27, 2006